                                                                    EXHIBIT 4.10

                                                  [Rule 144A Global Security](1)

                               [FACE OF SECURITY]

                           GLOBALSANTAFE CORPORATION

                                5% NOTE DUE 2013

                                                                           CUSIP

No.                                                                            $

            GlobalSantaFe Corporation, a Cayman Islands company (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of ______ Dollars [or such lesser amount as indicated on the schedule of exchanges of definitive Securities,](2) on February 15, 2013.

           Interest Payment Dates:      February 15 and August 15

           Record Dates:                February 1 and August 1

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.

Dated:
      ------------------

[SEAL]                              GLOBALSANTAFE CORPORATION

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

--------
(1) This phrase to be included only if the Security is Subject to a Private Placement Legend.

(2)   This phrase to be included only if the Security is a Global Security.

                                    By:
                                       -----------------------
                                       Name:
                                       Title:

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
as Trustee

By:
   --------------------------------------
      Authorized Officer

            [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of DTC, to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.].(3)

            [THE ISSUE AND SALE OF THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), SUBJECT TO THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION REQUESTED BY THE TRUSTEE OR ISSUER, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION


---------
(3)   This legend to be included only if the Security is a Global Security.

STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.](4)

---------
(4) This legend to be included only if the Security is subject to a Private Placement Legend.

                              [REVERSE OF SECURITY]

                            GLOBALSANTAFE CORPORATION

                                5% NOTE DUE 2013

            This Security is one of a duly authorized issue of 5% Notes due 2013 (the "Securities") of GlobalSantaFe Corporation, a Cayman Islands company (the "Company").

            1. Interest. The Company promises to pay interest on the principal amount of this Security at 5% per annum from February 11, 2003 until maturity. The Company will pay interest semiannually on February 15 and August 15 of each year (each an "Interest Payment Date"), provided that the first Interest Payment Date shall be August 15, 2003, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from February 11, 2003; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest on overdue principal from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities evidenced by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Security. In all other cases, payment of interest may be made at the option of the Company by check to a Holder's registered address.

            3. Paying Agent and Registrar. Initially, Wilmington Trust Company (the "Trustee"), the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company may act in any such capacity.

            4. Indenture. The Company issued the Securities under an Indenture dated as of February 1, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $250,000,000 in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect. The Indenture provides for the issuance of other series of debt securities (including the Securities, the "Debt Securities") thereunder.

            5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.

            6. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

            7. Redemption. The Securities will be redeemable, at the option of the Company, at any time in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice as provided in the Indenture, on any date prior to maturity (the "Redemption Date") at a price (the "Redemption Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus the Make-Whole Premium, if any. In no event will the Redemption Price ever be less than 100% of the principal amount of the Securities plus accrued interest to the Redemption Date.

            The amount of the Make-Whole Premium with respect to any Security (or portion thereof) to be redeemed will be equal to the excess, if any, of:

            (i) the sum of the present values, calculated as of the Redemption Date, of:

            (A) each interest payment that, but for such redemption, would have been payable on the Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

            (B) the principal amount that, but for such redemption, would have been payable at the final maturity of the Securities (or portion thereof) being redeemed;

                        over

            (ii) the principal amount of the Security (or portion thereof) being redeemed.

            The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield plus 15 basis points.

            The Make-Whole Premium shall be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation shall be made by Goldman, Sachs & Co. or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

            For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield shall be determined as of the third Business Day (as defined in the Indenture) immediately preceding the applicable Redemption Date. The weekly average yields of United States Treasury Notes shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15
(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields as calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

            8. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debt Securities of all series of Debt Securities affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either, to cure any ambiguity, omission, defect or inconsistency; to comply with the provisions of the Indenture relating to merger, consolidation and certain other transactions; to provide for uncertificated Securities in addition to or in place of certificated Securities; to provide any security for the Securities or to add guarantees of, or additional obligors on, the Securities; to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; to add to the covenants of the Company for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company; to add any additional Events of Default with respect to all or any series of the Debt Securities; to change or eliminate any of the provisions of the Indenture, provided that no Security is adversely affected in any material respect; to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; or to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

            The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

            Without the consent of each Holder affected, the Company may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security, (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security, (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed, (v) change the coin or currency in which any Security or any premium or interest with respect thereto are payable, (vi) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security,
(vii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or (viii) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities.

            A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

            9. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default by the Company for 30 days in payment of any interest on the Securities; (ii) default by the Company in any payment of principal of (or premium, if any, on) the Securities; (iii) default by the Company in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities then outstanding (or, in the event that other Debt Securities issued under the Indenture are also affected by the default, then 25% in principal amount of all outstanding Debt Securities so affected); or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such default (or, in the case of an Event of Default described in clause (iii) above, if outstanding Debt Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Debt Securities so affected), may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, all outstanding Securities become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities (or affected Debt Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

            10. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment.

            11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

            12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

            13. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

            15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            16. Restrictions on Transfer; Additional Rights of Holders of Transfer Restricted Securities. By its acceptance of any Security bearing a legend restricting transfer, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in the officers' certificate executed pursuant to Section 2.04 of the Indenture in respect of the Securities and such legend and agrees that it will transfer such Security only as provided in such officers' certificate and in the Indenture (including the execution and delivery, if applicable, of a Certificate regarding Exchange or Registration of Transfer of Securities, the form of which is provided for in Annex B to such officers' certificate). In addition to the rights provided by Holders of Securities under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of the Issue Date, among the Company and the Initial Purchasers.

            THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUEST MAY BE MADE TO:

            GLOBALSANTAFE CORPORATION
            15375 MEMORIAL DRIVE
            HOUSTON, TEXAS 77079
            TELEPHONE:  (281) 925-6000
            ATTENTION:  GENERAL COUNSEL

SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITY(5)

The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                     Principal Amount   Signature of
                   Amount of         Amount of        of this Global     authorized
                  decrease in       increase in          Security         officer
                Principal Amount  Principal Amount      following      of Trustee or
   Date of      of this Global     of this Global     such decrease       Security
   Exchange        Security           Security         (or increase)     Custodian
   --------        --------           --------         -------------     ---------

---------
(5)   To be included only if Security is a Global Security.

                                     ASSIGNMENT FORM

[A CERTIFICATE (IN THE FORM SET FORTH IN ANNEX B TO THE OFFICERS' CERTIFICATE ESTABLISHING THE TERMS OF THE SECURITIES) OF THE ASSIGNEE/TRANSFEREE MAY ALSO BE REQUIRED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES](6)

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to __________________

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ------------------------------------------------------
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:                                    Your Signature:
     --------------------------                         -----------------------
                                         (Sign exactly as your name appears on
                                               the face of this Security)

Signature Guarantee:
                     ---------------------------------------------------------
                                  (Participant in a Recognized Signature
                                       Guaranty Medallion Program)

---------
(6) This statement to be included only if Security is subject to a Private Placement Legend.